DocuSign Envelope ID: 1FFE3C2C-CED9-468E-B5B8-EB0DE19798D7

Solactive AG – Order Schedule

ORDER SCHEDULE

This Order Schedule (the “Order Schedule”) is dated as of 21 September 2023 (the “Order Schedule Effective Date”) between Solactive AG (“Solactive”) and The Bank of New York Mellon

Corporation (the “Licensee” and together, the “Parties”) relating to the Index License Agreement dated as of 18 February 2020 as amended from time to time between Solactive and

The Bank of New York Mellon Corporation (the “Agreement”).

The terms and conditions of the Agreement are incorporated herein by reference. This Order Schedule shall be read and construed in accordance with the Agreement. Capitalized terms used, but not otherwise defined in this Order Schedule shall have the meanings ascribed to such terms in the Agreement. In the event of any inconsistency between the terms and conditions set forth in the Agreement and in this Order Schedule, the terms and conditions set forth in this Order Schedule shall prevail.

Account: 1001509 Master Agreement: SLC0000688 Order Schedule: Q-00372

BNYM Reference: ENG - 763347, MDR_2023-1001, CDR19564

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DocuSign Envelope ID: 1FFE3C2C-CED9-468E-B5B8-EB0DE19798D7

Solactive AG – Order Schedule

1 PRODUCT DETAILS

The following table sets forth the Index/Indices covered under this Order Schedule:

Ref. No.	Index	ISIN	Reuters Instrument Code (RIC)	Bloomberg Ticker
1.	Solactive GBS Developed Markets ex United States Large & Mid Cap USD Index NTR	DE000SLA4HP8	.SXULMCUN	SXULMCUN Index
	Solactive GBS Developed Markets ex United States Large & Mid Cap USD Index PR	DE000SLA4HK9	.SXULMCUP
	Solactive GBS Developed Markets ex United States Large & Mid Cap USD Index TR	DE000SLA4HL7	.SXULMCUT
2.	Solactive GBS Emerging Markets Large & Mid Cap USD Index NTR	DE000SLA75X8	.SEMLMCUN	SEMLMCUN Index
	Solactive GBS Emerging Markets Large & Mid Cap USD Index PR	DE000SLA75V2	.SEMLMCUP	SEMLMCUP Index
	Solactive GBS Emerging Markets Large & Mid Cap USD Index TR	DE000SLA75W0	.SEMLMCUT	SEMLMCUT Index
3.	Solactive GBS United States 400 Index	DE000SL0AE99	.US400	US400P Index
	Solactive GBS United States 400 Index NTR	DE000SL0AFA3	.US400N
	Solactive GBS United States 400 Index TR	DE000SL0AFB1	.US400T	US400T Index
4.	Solactive GBS United States 500 Index	DE000SL0AE65	.US500	US500P Index
	Solactive GBS United States 500 Index NTR	DE000SL0AE73	.US500N	US500N Index
	Solactive GBS United States 500 Index TR	DE000SL0AE81	.US500T	US500T Index
5.	Solactive GBS United States 600 Index	DE000SL0AFC9	.US600	US600P Index
	Solactive GBS United States 600 Index NTR	DE000SL0AFD7	.US600N
	Solactive GBS United States 600 Index TR	DE000SL0AFE5	.US600T	US600T Index

Each, an “Index” and, together, the “Indices”.

Account: 1001509 Master Agreement: SLC0000688 Order Schedule: Q-00372

BNYM Reference: ENG - 763347, MDR_2023-1001, CDR19564

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DocuSign Envelope ID: 1FFE3C2C-CED9-468E-B5B8-EB0DE19798D7

Solactive AG – Order Schedule

2 REMUNERATION

The following table sets forth the Remuneration payable by the Licensee under this Order Schedule:

Ref. No.	Service Description	Service Category	Start Date	Billing Type	Currency	Fixed Remuneration	Variable Remuneration (in bps)	Minimum Fee	Maximum Fee	Additional Detail(s)/Special Arrangement(s)
1.	Solactive GBS Developed Markets ex United States Large & Mid Cap USD Index	Index Data (Financial Product)	01/November/ 2023	Annual Fee	US Dollar	10000.00	N/A	N/A	N/A
2.	Solactive GBS Emerging Markets Large & Mid Cap USD Index	Index Data (Financial Product)	01/November/ 2023	Annual Fee	US Dollar	10000.00	N/A	N/A	N/A
3.	Solactive GBS United States 400 Index	Index Data (Financial Product)	01/November/ 2023	Annual Fee	US Dollar	10000.00	N/A	N/A	N/A
4.	Solactive GBS United States 500 Index	Index Data (Financial Product)	01/November/ 2023	Annual Fee	US Dollar	10000.00	N/A	N/A	N/A
5.	Solactive GBS United States 600 Index	Index Data (Financial Product)	01/November/ 2023	Annual Fee	US Dollar	10000.00	N/A	N/A	N/A

Account: 1001509 Master Agreement: SLC0000688 Order Schedule: Q-00372

BNYM Reference: ENG - 763347, MDR_2023-1001, CDR19564

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DocuSign Envelope ID: 1FFE3C2C-CED9-468E-B5B8-EB0DE19798D7

Solactive AG – Order Schedule

3 LICENSE DETAILS

Subject to the Agreement, Solactive grants to the Licensee and its Permitted Affiliates (as listed in this Order Schedule) a license to use each Index listed in Section 1 of the Order Schedule for the purpose(s) as set out in the corresponding Service Category in Section 2 (as further defined below);

a) Index Data (Financial Product):

Use of Index Data as a basis for or a component of Financial Product(s). This includes use of Index Data to republish the levels and the composition of the Index for marketing purposes (e.g., factsheets, website, reports, etc.). The composition of the Index consists of data related to an Index, including names of the constituents and derived data, but not including data not owned by Solactive, e.g., index composition price data.

The license is granted in accordance with the following terms:

Ref. No.	Service Description	Financial Product(s)	Permitted Number of Financial Product(s)	Approved Territory/Territories	Exclusivity Start Date	Exclusivity End Date	Details of Financial Product(s) (i.e., name of Financial Product(s), identifiers of Financial Product(s), date(s) of issuance of Financial Product(s), etc.)
1.	Solactive GBS Developed Markets ex United States Large & Mid Cap USD Index	Exchange-Traded Fund	1	United States of America			BNY Mellon International Equity ETF
2.	Solactive GBS Emerging Markets Large & Mid Cap USD Index	Exchange-Traded Fund	1	United States of America			BNY Mellon Emerging Markets Equity ETF
3.	Solactive GBS United States 400 Index	Exchange-Traded Fund	1	United States of America			BNY Mellon US Mid Cap Core Equity ETF
4.	Solactive GBS United States 500 Index	Exchange-Traded Fund	1	United States of America			BNY Mellon US Large Cap Core Equity ETF
5.	Solactive GBS United States 600 Index	Exchange-Traded Fund	1	United States of America			BNY Mellon US Small Cap Core Equity ETF

If an Exclusivity Start Date is provided, the Licensee’s license in respect of the applicable Service Description is exclusive to the Licensee: (a) in respect of the Financial Product(s) in the

Approved Territory/Territories; and (b) during the duration starting on the Exclusivity Start Date and ending on the Exclusivity End Date.

o Exchange-Traded Fund:

Exchange-traded funds (ETFs) are open ended collective investment schemes (CIS) that trade like a stock on the secondary market (i.e., through an exchange). Generally, ETFs seek to replicate the performance of a target index and are structured and operate accordingly.

Account: 1001509 Master Agreement: SLC0000688 Order Schedule: Q-00372

BNYM Reference: ENG - 763347, MDR_2023-1001, CDR19564

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DocuSign Envelope ID: 1FFE3C2C-CED9-468E-B5B8-EB0DE19798D7

Solactive AG – Order Schedule

4 PERMITTED AFFILIATES

The following Permitted Affiliates may use the Index/Indices in accordance with and subject to the terms of the Agreement.

Permitted Affiliate	Affiliate function using the Index/Indices
The Bank of New York Mellon	Administrator and Fund Accounting
Custodian
Transfer Agent
BNY Mellon ETF Investment Adviser, LLC	Adviser
BNY Mellon Securities Corporation	Distributor
Mellon Investments Corporation	Sub-adviser
BNY Mellon Investment Servicing (US) Inc.	Transfer Agent Support
BNY Mellon International Operations (India) Private	Operations Support

Each, a “Permitted Affiliate” and together, the “Permitted Affiliates”.

Subject to Section 3.5 of the Agreement, Affiliates of Licensee can have access to the Index and Index Data to support the functions of the Permitted Affiliates included in Section 4. The Licensee is responsible to Solactive for the compliance of its Affiliates with this Agreement relating to the usage of the Index and Index Data.

Account: 1001509 Master Agreement: SLC0000688 Order Schedule: Q-00372

BNYM Reference: ENG - 763347, MDR_2023-1001, CDR19564

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DocuSign Envelope ID: 1FFE3C2C-CED9-468E-B5B8-EB0DE19798D7

Solactive AG – Order Schedule

5 SOLACTIVE TRADEMARKS

The following table sets forth the Solactive Trademark(s) that the Licensee may use in connection with the license granted herein to indicate the source of the applicable Index/Indices.

Solactive Trademark	Solactive Trademark Owner	Additional Detail(s)
Solactive®	Solactive AG

Nos. 302009050036 and 302016014653 (Germany)

No. 1133946 (International Registration (IR): European Union, Singapore, United States of America, Switzerland, Liechtenstein)

No. 1371385 (International Registration (IR): European Union, Switzerland, Liechtenstein, Singapore, United

States of America, Australia, China, India, Israel, Japan, South Korea, Mexico, Turkey and United Kingdom) No. 1847671 (Canada)

No. 304354669 (Hong Kong)

Account: 1001509 Master Agreement: SLC0000688 Order Schedule: Q-00372

BNYM Reference: ENG - 763347, MDR_2023-1001, CDR19564

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DocuSign Envelope ID: 1FFE3C2C-CED9-468E-B5B8-EB0DE19798D7

Solactive AG – Order Schedule

By their signatures below, the Parties hereby agree to be bound by the terms and conditions of this Order Schedule. The Parties represent that this Order Schedule is executed by authorized representatives of each Party.

Signed for and on behalf of Solactive AG          Signed for and on behalf of The Bank of New York Mellon

Corporation

______________________________         ____________________________________________

(Location, Date)                                                                 (Location, Date)

/s/ Signed - Signature Redacted                                               /s/ Signed - Signature Redacted

______________________________         ____________________________________________

(Name, Title, Signature)                                                                 (Name, Title, Signature)

Account: 1001509 Master Agreement: SLC0000688 Order Schedule: Q-00372

BNYM Reference: ENG - 763347, MDR_2023-1001, CDR19564

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